Exhibit 3.77

ARTICLES OF INCORPORATION

OF

GLOBE TELECOMMUNICATIONS, INC.

1.

The name of the Corporation is:  GLOBE TELECOMMUNICATIONS, INC.

2.

The Corporation shall have perpetual duration.

3.

The Corporation is created under the Georgia Business Corporation Code and is organized as a corporation for profit.  The Corporation shall engage in the business of telecommunications sales and services, as well as any other purpose not specifically prohibited to corporations under the applicable laws of the State of Georgia.

4.

The Corporation shall have authority to be exercised by the Board of Directors to issue not more than One Hundred Thousand (100,000) shares of common stock of the par value of One ($1.00) Dollar per share.

5.

The Corporation shall not commence business until it shall have received not less than Five Hundred ($500.00) Dollars in payment for the issuance of shares of stock.

6.

The initial registered office of the Corporation shall be at Lenox Towers, Suite 1525, 3400 Peachtree Road, N.E., Fulton, Georgia, 30326.  The initial registered agent of the Corporation shall be Robert W. Hayes.

7.

The initial Board of Directors shall consist of three (3) members:

Cam B. Lanier, Jr.

Post Office Box 510

West Point, Georgia 31833

Cam B. Lanier, III

Post Office Box 510

West Point, Georgia 31833

Robert W. Hayes

Lenox Towers, Suite 1525

3400 Peachtree Road, N.E.

Atlanta, Georgia, 30326

The number of Directors of the Corporation may be increased or decreased with the appropriate action of the Stockholders.

8.

The name and address of the incorporator is:  Robert W. Hayes, Lenox Towers, Suite 1525, 3400 Peachtree Road, N.E., Atlanta, Georgia, 30326.

IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

/s/ Robert W. Hayes, Incorporator
ROBERT W. HAYES, Incorporator

STOWERS, STARKEY, HAYES & ROANE
Lenox Towers, Suite 1525

3400 Peachtree Road, N.E.

Atlanta, Georgia 30326

(404) 266-1650

CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO:                           Honorable David B. Poythress

Secretary of State

Corporation Department

200 Piedmont Avenue, S.E.

Atlanta, Georgia 30334

I, ROBERT W. HAYES, do hereby consent to serve as Registered Agent for the Corporation, GLOBE TELECOMMUNICATIONS, INC.

This 10th day of January, 1983.

/s/ Robert W. Hayes
ROBERT W. HAYES

STOWERS, STARKEY, HAYES & ROANE

Lenox Towers, Suite 1525

3400 Peachtree Road, N.E.

Atlanta, Georgia 30326

(404) 266-1650